Exhibit 99.1

Tesco Corporation Reports Earnings for Q3 2007

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

“TEO” on TSX

November 6, 2007

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported net income for the quarter ended September 30, 2007 of $8.8 million, or $0.24 per diluted share. This compares to net income of $8.5 million, or $0.23 per diluted share, for the third quarter of 2006, and net income of $3.9 million or $0.10 per diluted share for the second quarter of 2007. Revenue was $113.9 million for the quarterly period ended September 30, 2007 compared to revenue of $101.5 million for the comparable period in 2006 and $109.8 million in the second quarter of 2007.

Net income for Q3 2007 includes a $4.2 million after-tax benefit ($0.11 per diluted share) for adjustments related to two separate tax matters. First, we recognized a $2.1 million after-tax benefit related to favorable adjustments realized on our 2006 Canadian income tax return filed in June 2007. In addition, the Company recorded an additional benefit of $2.1 million after-tax due to the recovery of previously deposited funds with respect to contingent matters related to our Mexico tax litigation. A more detailed discussion of the Mexico tax matters will be more fully described with our Form 10-Q to be filed with the SEC later this week.

Summary of Results

(in millions of U.S. $, except per share amounts and percentages)

U.S. GAAP—Unaudited

	Quarter 3		Quarter 2	Nine Months Ended
	2007	2006	2007	9/30/2007	9/30/2006
Revenues	$113.9	$101.5	$109.8	$338.0	$271.8
Operating Income	8.6	14.6	7.6	35.2	41.6
Net Income	8.8	8.5	3.9	23.7	20.1
EPS (diluted)	$0.24	$0.23	$0.10	$0.64	$0.55
Adjusted EBITDA* (as defined)	$18.1	$22.7	$15.6	$60.2	$58.9

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “Operationally our Quarter 3 results improved slightly from Quarter 2. We continue to work through the issues that negatively impacted us in the second quarter. Some of the issues mentioned in our Quarter 2 earnings press release continue to impact us, such as the relative weakness of the U.S. dollar versus the Canadian dollar, higher labor costs in our North American tubular services business, and manufacturing disruptions. However, we believe that our operating results will improve further in Quarter 4 as a result of changes we implemented in Quarter 3. On the Casing Services front, we continue to move the business forward with new customers in both Tubular Services and CASING DRILLING®. Going forward, we continue to experience strong demand for our Top Drive rental business. As such, we have begun a campaign to increase the size of our rental fleet outside of North America. Furthermore, CASING DRILLING® revenues increased incrementally from Q2 of 2007 over 60%.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 3		Quarter 2	Nine Months Ended
	2007	2006	2007	9/30/2007	9/30/2006
Revenues:
Top Drives:
Sales and aftermarket	$43.9	$32.9	$44.0	$133.7	$78.4
Rental	29.2	25.6	25.2	81.3	74.0

	73.1	58.5	69.2	215.0	152.4
Casing Services:	40.8	43.0	40.6	123.0	119.4

Total Revenues	$113.9	$101.5	$109.8	$338.0	$271.8

Operating Income:
Top Drives	$15.7	$17.1	$14.8	$53.3	$42.1
Casing Services	2.4	6.3	3.4	13.3	20.7
Research and Engineering	(3.6)	(1.2)	(2.3)	(8.6)	(3.8)
Corporate/Unallocated	(5.9)	(7.6)	(8.3)	(22.8)	(17.4)

Total Operating Income	$8.6	$14.6	$7.6	$35.2	$41.6

Financial and Operating Highlights

Top Drives Segment

•

Top Drive sales for Q3 2007 were 25 units (23 new and 2 from the rental fleet). This compares to 31 units sold in Q2 2007 (27 new and 4 from the rental fleet) and 26 units sold in Q3 2006 (all new units). Our third quarter unit sales were lower primarily because of two factors: 1) the composition of our order base has changed to larger, more complex Top Drive models and 2)

we are devoting more manufacturing capacity to building rental units for our fleet in response to strong market demand for this business. However, even though fewer new units were sold, the actual dollar value of new Top Drive sales was the same in Q3 of 2007 as Q2 of 2007.

•

At September 30, 2007, Top Drive backlog totaled 30 units, with a value of $39 million, versus 41 units at June 30, 2007, with a value of $42.5 million. In addition to the 30 new units in backlog, we have firm orders for another 2 units to be sold from our rental fleet. The composition of our backlog has changed with a greater portion of the backlog now comprised of international orders for our higher horsepower, larger units.

•

Operating days for the Top Drive rental fleet increased to 6,138 days in Q3 2007 compared to 5,380 operating days in Q2 2007 and 5,982 operating days for Q3 2006. The increase in operating days in Q3 2007 compared to Q2 2007 was primarily due to having fewer units undergoing routine maintenance, the deployment of units into the Mexican market as well as continuing high market activity. The rental market continues to be strong resulting in our decision to build more units for the rental fleet. We are planning to add approximately 20 more units to the rental fleet in the next few quarters.

•

Our operating rental fleet today stands at 104 units, net of rental units committed for sale, compared to 103 units at the end of June. As previously announced, the Company has secured new contracts to provide Top Drive rental services for Pemex and another operator in Mexico. At the end of Q3, we had moved 11 units into Mexico.

•	Our Top Drive margins increased $0.9 million in Q3 2007 compared to Q2 2007 primarily due to increased rental activity partially offset by the fewer number of units sold.

Casing Services Segment

•

Revenues in our Casing Services segment increased $0.2 million in Q3 2007 from Q2 2007, mainly due to increased project activity associated with CASING DRILLING® and increased tubular services business related to the acquisitions completed during Q3 2007 (The acquired businesses contributed $2.3 million in revenues in Q3 2007; see the “Acquisitions” section of this press release below) offset by lower casing running revenues associated with our base business. Our proprietary casing running business reported 9% lower revenues than the record previous quarter primarily due to overall weakness in the Canadian market.

•

Margins in our Casing Services segment decreased $1.0 million in Q3 2007 compared to Q2 2007 primarily driven by increased labor costs in our tubular services business resulting from competitive pressures in the industry and costs associated with the build-up of resources to deliver CASING DRILLING® throughout the world. We continue to make adjustments to our cost structure in our tubular services business and believe that these efforts will result in improved tubular services operating performance in the coming quarters.

•

The Company has recently completed a successful casing running job for OXY-Qatar utilizing our proprietary Casing Drive System™. We believe that the successful completion of this project will have important ramifications in our efforts to develop our proprietary casing running business in the Middle East as well as opening up further opportunities for CASING DRILLING® in this region.

•

Revenues for our CASING DRILLING® technology increased over 60% as compared to Q2 2007 primarily due to proprietary retrievable CASING DRILLING® projects in the Rockies. We are currently gearing up for an important retrievable CASING DRILLING® project in Indonesia and are moving equipment back to Norway as we expect to see follow up activity in 2008 associated with the successful offshore rotary steerable project we announced earlier this year. We have also completed key projects in Latin America.

Financial Review

•

At September 30, 2007 cash and cash equivalents decreased from $7.5 million to $7.2 million while debt increased from $39.0 million to $65.0 million at September 30, 2007. This represents a net debt to book capitalization of 17%[1]. The increase in debt is primarily due to the Tubular Services acquisitions completed during Q3 2007, higher working capital requirements at September 30, 2007 associated with our plans to expand our rental fleet and expansion costs for our Top Drive after-market support business.

•

Total capital expenditures in Q3 2007 were $14.6 million and $37.7 million for the first nine months of 2007. We have budgeted capital expenditures in 2007 of approximately $55 million, although this amount may increase as capital is added for new projects.

•

Selling, General and Administrative (SG&A) costs for Q3 2007 amounted to $9.8 million, compared to $12.3 million for Q2 2007. The decrease relates primarily to lower employee benefit costs and incentive accruals.

•

Research and Engineering (R&E) costs for Q3 2007 totaled $3.6 million which compares to $2.3 million for Q2 2007. This increase was due to increased R&E costs related to the design, development and testing of a new generation of Top Drive units which were introduced to the market during this past summer and field trials of our tubular services and CASING DRILLING® technologies. The Company estimates R&E spending for the remainder of 2007 will be approximately similar to the average quarterly levels incurred during the first nine months of 2007.

Acquisitions

As a continuation of TESCO’s strategy to expand our Casing Services “footprint,” during Q3 2007, the Company acquired three tubular services businesses (two of which were previously announced) that provide conventional casing running and tubular services in North America. The total purchase price for these acquisitions was $19.6 million. These acquisitions were funded by the Company’s

[1]	This ratio is calculated by dividing financial debt, less cash by the sum of financial debt, net of cash plus shareholders’ equity.

Revolving Credit Facility. All of these assets and operating results are included in the Casing Services business segment as they provide expansion opportunities for our proprietary Casing Drive System™ for casing running as well as further opportunities to expand our CASING DRILLING® offering.

Material Weaknesses Previously Disclosed

As discussed in our 2006 Annual Report on Form 10-K, we did not maintain effective controls as of December 31, 2006, involving (1) the corporate financial reporting organization’s monitoring and oversight role of the Company’s U.S. Casing Services Business Unit, and (2) the overall financial reporting of our U.S. Casing Services Business Unit, including the complement of personnel, review and approval of manual journal entries, timely reconciliations of databases and bank account reconciliations and the existence, accuracy and completeness of fixed asset records. The remedial actions implemented in the first nine months of 2007 related to these material weaknesses will be described in TESCO’s Quarterly Report (Form 10-Q) filed with the SEC later this month.

Conference Call

The Company will conduct a conference call to discuss its results for the third quarter of 2007 tomorrow (Wednesday, November 7, 2007) at 10:00 a.m. CST. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately ten minutes prior to the scheduled start of the call. The conference ID for this call is 22683376. The conference call will also be webcast live and available for replay at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site. The conference call and all questions and answers will be recorded and made available until December 7, 2007. To listen to the recording, call (800) 642-1687 or (706) 645-9291 and enter conference ID 22683376.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Anthony Tripodo (713) 359-7000

Tesco Corporation

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 3		Quarter 2	Nine Months Ended
	2007	2006	2007	9/30/2007	9/30/2006
Net Income	$8.8	$8.5	$3.9	$23.7	$20.1
Income Taxes	—	5.2	2.7	9.9	15.2
Depreciation and Amortization	7.3	6.5	6.7	20.1	17.3
Net Interest expense	0.4	0.8	0.8	1.7	2.3
Stock Compensation Expense-non-cash	1.6	1.7	1.5	4.8	4.2
Cumulative Change in accounting method	—	—	—	—	(0.2)
Adjusted EBITDA	$18.1	$22.7	$15.6	$60.2	$58.9

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), and risks associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)
REVENUE	$113.9	$101.5	$338.0	$271.8

OPERATING EXPENSES
Cost of Sales and Services	91.9	76.4	261.0	202.5
Selling, General and Administrative	9.8	9.3	33.2	24.0
Research and Engineering	3.6	1.2	8.6	3.7

	105.3	86.9	302.8	230.2

OPERATING INCOME	8.6	14.6	35.2	41.6
Interest Expense, net	0.4	0.8	1.7	2.3
Other (Income) Expense, net	(0.6)	0.1	(0.1)	4.3

INCOME BEFORE INCOME TAXES	8.8	13.7	33.6	35.0
Income taxes	—	5.2	9.9	15.2

NET INCOME BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE	8.8	8.5	23.7	19.8
Cumulative Effect of Accounting Change, net	—	—	—	0.3

NET INCOME	$8.8	$8.5	$23.7	$20.1

Earnings per share:
Basic	$0.24	$0.24	$0.65	$0.56
Diluted	$0.24	$0.23	$0.64	$0.55
Weighted average number of shares:
Basic	36,777,049	35,948,779	36,370,033	35,797,903
Diluted	37,597,550	36,618,152	37,225,200	36,609,274
COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Cash and Cash Equivalents	$7.2	$14.9
Accounts Receivables, net	82.3	80.4
Inventories	118.2	85.4
Other Current Assets	27.0	18.2

Current Assets	234.7	198.9
Property, Plant and Equipment, net	150.5	132.3
Goodwill	28.5	16.6
Other Assets	28.4	24.4

	$442.1	$372.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long Term Debt	$10.0	$10.0
Accounts Payable	38.0	27.8
Accrued and Other Current Liabilities	36.5	49.3

Current Liabilities	84.5	87.1
Long Term Debt	55.0	34.5
Deferred Income Taxes	10.9	11.2
Shareholders' Equity	291.7	239.4

	$442.1	$372.2